UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2018
____________________

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-800-661-9036

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 11, 2018, Waitr Holdings Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wingtip Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and BiteSquad.com, LLC, a Minnesota limited liability company (“Bite Squad”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Bite Squad, with Bite Squad surviving the merger in accordance with the Minnesota Revised Uniform Limited Liability Company Act (the “MN LLC Act”) as a wholly owned indirect subsidiary of the Company (the transactions contemplated by the Merger Agreement, the “Merger”).

Merger Consideration

The consideration for the Merger will consist of (i) an aggregate of $202.08 million payable in cash ($204.58 million in the event the effective time of the Merger has not occurred on or before January 31, 2019, for any reason other than a delay and/or non-performance under the Merger Agreement of Bite Squad), subject to adjustments as described in the Merger Agreement, and (ii) an aggregate of 10,592,000 shares of the Company’s common stock, par value $0.0001 per share (“common stock”).

Board Designee

The Merger Agreement provides that, at the effective time of the Merger, the Company will increase the size of its board of directors to eight and appoint Kian Salehi as a director of the Company.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Bite Squad during the period between execution of the Merger Agreement and the completion of the Merger. The Company and Bite Squad have each agreed to use commercially reasonable efforts to cause the Merger to be consummated.

Conditions to Closing

The closing of the Merger is subject to certain conditions, including, among others, (i) approval by certain of Bite Squad’s unitholders, (ii) delivery by Bite Squad of evidence of termination of certain management agreements, (iii) delivery of the Blocker Agreement (as defined in the Merger Agreement), and (iv) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Termination

The Merger Agreement may be terminated by the Company and Bite Squad under certain circumstances, including, among others, (i) by mutual written consent of the Company and Bite Squad, (ii) by written notice of Bite Squad if the Completed Order Adjustment (as defined in the Merger Agreement) results in a decrease of the Base Merger Consideration (as defined in the Merger Agreement) in excess of five percent (5%); and (iii) by the Company or Bite Squad if the closing of the Merger has not occurred on or prior to February 28, 2019 for any reason other than delay and/or non-performance of the party seeking such termination.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Bite Squad or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Blocker Agreement

In connection with the Merger Agreement, on December 11, 2018, the Company entered into a Stock Purchase Agreement with Bregal Sagemount II L.P., Bregal Sagemount II-A L.P. and Bregal Sagemount II-B L.P. (collectively, the “Selling Stockholders”), and, solely for purposes of Section 1.1, 5 and Section 8, Bite Squad (the “Blocker Agreement”).

Pursuant to the Blocker Agreement, the Company agreed to purchase from the Selling Stockholders all of the issued and outstanding shares of BSI2 Hold Daisy Inc., which holds an aggregate of 1,092,034 Series C Preferred Units of Bite Squad, for an amount in cash equal to the amount required to be paid to the Selling Stockholders for such shares pursuant to the terms of Bite Squad’s operating agreement as in effect immediately prior to the closing of the Merger. Assuming the closing of the Merger occurs prior to January 6, 2020, such amount will be approximately $60,000 for each such share. The obligations of the Company and the Selling Stockholders to consummate the transactions contemplated by the Blocker Agreement are conditioned upon, among other things, the satisfaction or waiver of the closing conditions set forth in the Merger Agreement.

The foregoing description of the Blocker Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Blocker Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Commitment Letter

On December 11, 2018, the Company and its wholly owned subsidiary, Waitr Inc. (“Waitr”), entered into a debt commitment letter (the “Commitment Letter”) with Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Luxor”), pursuant to which Luxor agreed to amend its existing Credit and Guaranty Agreement, dated as of November 15, 2018 (the “Existing Credit Agreement” and as amended, the “Credit Agreement”), among Waitr, as borrower, Waitr Intermediate Holdings, LLC, the guarantors party thereto, the lenders party thereto and Luxor, as administrative agent and collateral agent, to provide to Waitr additional senior secured first priority term loans in the aggregate principal amount of $42,080,000 the (“Additional Term Loans”), in each case concurrently with the closing of the Merger.

The Additional Term Loans will be guaranteed by the Company and the other guarantors party to the Existing Credit Agreement and secured by a lien on substantially all assets of the Company and the other guarantors under the Existing Credit Agreement. The Additional Term Loans and the existing term loans (the “Existing Term Loans” and together with the Additional Term Loans, the “Term Loans”) under the Existing Credit Agreement will mature on November 15, 2022. Interest on the Additional Term Loans and the Existing Term Loans will accrue at a rate of 7.125% per annum, payable quarterly, in cash or, at the election of the borrower, as a payment-in-kind. Any amounts paid in kind will be added to the principal amount of the Term Loans on such interest payment date (increasing the principal amount thereof) and will thereafter bear interest at the rate set forth above.

In connection with the Additional Term Loans, the Company has agreed to issue to the lenders under the Credit Agreement 325,000 shares of common stock of the Company.

From the closing date of the Additional Term Loans through November 15, 2019, the Company will be required to pay a prepayment premium of 5.0% of the principal amount of any Term Loans to be prepaid during such period in connection with (i) any prepayments (whether before or after an event of default), (ii) any payment, repayment or redemption of the obligations following an acceleration, (iii) certain bankruptcy events, or (iv) the termination for any reason of the definitive agreements documenting the convertible promissory notes issued by the Company to Luxor. Thereafter, the Term Loans may be prepaid without penalty or premium.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of common stock pursuant to the Merger Agreement and in connection with the Commitment Letter is incorporated by reference herein. The common stock issuable in connection with the transactions contemplated by the Merger and the Commitment Letter will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01  Regulation FD Disclosure.

On December 12, 2018, the Company announced the execution of the Merger Agreement and that it will host a conference call to discuss the Merger at 10:30 a.m. Eastern Time. A copy of the press release is furnished herewith as Exhibit 99.1. Furnished as Exhibit 99.2 is an investor presentation to be used by the Company in connection with the conference call.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 11, 2018, by and between the Company, Landcadia Merger Sub Inc. and Waitr Incorporated.
2.2	Stock Purchase Agreement, dated as of December 11, 2018, by and among the Company, Bregal Sagemount II L.P., Bregal Sagemount II-A L.P. and Bregal Sagemount II-B L.P. and BiteSquad.com, LLC.
10.1	Commitment Letter, dated as of December 11, 2018, by and among Luxor Capital Group, LP, the Company and Waitr Inc.
99.1	Press Release, dated December 12, 2018.
99.2	Investor Presentation.

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Bite Squad’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Bite Squad’s expectations with respect to future performance and anticipated financial impacts of the Merger, the satisfaction of the closing conditions to the Merger and the timing of the completion of the Merger. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Bite Squad’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and Bite Squad following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Merger, including due to failure to obtain approval of the unitholders of Bite Squad or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the inability close the financing contemplated by the Commitment Letter; (6) the risk that the Merger disrupts current plans and operations as a result of the announcement and consummation of the Merger; (7) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) changes in applicable laws or regulations; (9) the possibility that Bite Squad or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the Company's filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

	By:	/s/ David Pringle
Name: David Pringle
Title: Chief Financial Officer and Secretary

Dated: December 12, 2018